Exhibit 10.7

IMPERIAL HOLDINGS, INC.

2010 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Dear [                    ]:

You have been granted an option (the “Option”) to purchase shares of common stock (“Common Stock”) of Imperial Holdings, Inc., a Florida corporation (the “Company”), pursuant to the Imperial Holdings, Inc. 2010 Omnibus Incentive Plan (the “Plan”) and this Stock Option Award Agreement (the “Option Agreement”). Your Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Capitalized terms used but not defined in this Option Agreement shall have the same meaning as set forth in the Plan.

Grant Date:	[ , 201 ]

Type of Option:	☐ Incentive Stock Option ☐ Nonqualified Stock Option

Number of Option Shares:	[ ]

Exercise Price per Share:	U.S. $[ ]

Term:	This Option shall expire on the seventh (7th) anniversary of the Grant Date (the “Expiration Date”), unless terminated earlier pursuant to the terms of this Option Agreement or the Plan. Upon termination or expiration of this Option, all your rights hereunder shall cease.

Vesting:

One-third (1/3) of the total shares subject to this Option are vested on the Grant Date. An additional one-third of the total shares subject to this Option will vest on each of the first two anniversaries of the Grant Date, provided that you are still employed with the Company as of the applicable anniversary date.

Upon your termination of your employment from the Company for any reason other than death or due to a Company-initiated reduction in force, the unvested portion of this Option shall be forfeited. Upon your termination from the Company as a result of your death or due to a Company-initiated reduction in force, the Option shall be vested in full on the date of such termination.

Termination of Employment:	The following conditions apply in the event that your employment with the Company is terminated prior to the Expiration Date of this Option. In no event, however, will the time periods described herein extend the term of this Option beyond its Expiration Date or beyond the date this Option is otherwise cancelled pursuant to the provisions of the Plan.

a.       Termination As a Result of Death. If your employment terminates by reason of your death at a time when your employment could not otherwise have been terminated for Cause (defined below), then your estate or your beneficiary, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, may exercise the vested portion of this Option until the first anniversary of such termination of employment.

b.       Termination for Cause. If your employment is terminated for Cause, this Option (whether vested or unvested) shall be forfeited immediately upon such termination, and you shall be prohibited from exercising your Option as of the date of such termination. In addition, if your termination is without Cause but the Company later learns facts that could have permitted it to terminate your employment for Cause if such facts had been known at the time of your termination, then your Option (whether vested or unvested) shall be forfeited immediately on the date of such determination. For purposes of this Agreement, “Cause” shall have the same meaning as set forth in your employment agreement with the Company, or, if you do not have an employment agreement with the Company, “Cause” shall mean a good faith finding by the Company that you have (i) failed, neglected, or refused to perform your lawful employment duties as from time to time assigned to you (other than due to disability); (ii) committed any willful, intentional, or grossly negligent act having the effect of materially injuring the interest, business, or reputation of the Company or any Affiliate; (iii) violated or failed to comply in any material respect with the Company’s published rules, regulations, or policies, as in effect or amended from time to time; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any property of the Company or an Affiliate (whether or not an act constituting a felony or misdemeanor); or (vi) breached any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Company or an Affiliate.

          The Committee may suspend your right to exercise this Option pending its determination of whether your employment will be terminated (or could have been terminated) for Cause.

c.       Termination Other than for Cause or As a Result of Death. If your employment is terminated other than for Cause or other than as a result of your death, then you may exercise the vested portion of this Option until the date that is one hundred and eighty (180) days after the date of such termination.

Manner of Exercise:	You may exercise this Option only it has not been forfeited or has not otherwise expired, and only to the extent this Option has vested. To exercise this Option, you must complete the Notice of Stock Option

Exercise in the form attached hereto as Exhibit A (the “Notice of Stock Option Exercise”) and return it to the address indicated on that form. The Notice of Stock Option Exercise will become effective upon its receipt by the Company, but exercise will not be completed until you pay the total exercise price and all applicable withholding taxes due as a result of the exercise to the Company. If your beneficiary or heir, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, wishes to exercise this Option after your death, such person must contact the Company and prove to the Company’s satisfaction that such person has the right and is entitled to exercise this Option. Your ability to exercise this Option may be restricted by the Company if required by applicable law.

Transferability:	You may not transfer or assign this Option for any reason, other than as set forth in the Plan. Any attempted transfer or assignment of this Option, other than as set forth in the Plan, will be null and void.

Market Stand-Off:

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, but in no event shall such period exceed one hundred eighty (180) days (the “Market Stand-Off Period”).

Notwithstanding anything herein to the contrary, if the Option would otherwise expire or cease to be exercisable during the Market Stand-Off Period, and if the Company and the Company’s underwriters fail to provide written consent to allow you (or your estate or beneficiary) to exercise the Option during such Market Stand-Off Period without any restrictions, then the expiration or termination of the Option will be tolled during the Market Stand-Off Period. As a result, the Option will remain exercisable following the end of the Market Stand-Off Period for a number of days equal to the number of days during the Market Stand-Off Period for which the restrictions on exercise of this Option applied.

Restrictions on Exercise, Issuance and Transfer of Shares:	No individual may exercise the Option, and no shares of Common Stock subject to this Option will be issued, unless and until the Company has determined to its satisfaction that such exercise and issuance will comply with all applicable federal and state securities laws, rules and regulations of the Securities and Exchange Commission, rules of any stock exchange on which shares of Common Stock of the Company may then be traded, or any other applicable laws. In addition, if required by underwriters for the Company, you agree to enter into a lock-up agreement with respect to any shares of Common Stock acquired or to be acquired under this Option.

Miscellaneous:

•        This Option Agreement may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment. Notwithstanding the foregoing, this Option Agreement may be amended or terminated by the Board or the Committee without your consent in accordance with the provisions of the Plan.

•        The failure of the Company to enforce any provision of this Option Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

•        In the event any provision of this Option Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Option Agreement, and this Option Agreement shall be construed and enforced as if the illegal or invalid provision had not been included in the Option Agreement.

•        As a condition to the grant of this Option, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Option Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Option Agreement or the Plan, and any determination made by the Committee pursuant to this Option Agreement or the Plan, shall be final, binding and conclusive.

•        This Option Agreement may be executed in counterparts.

BY SIGNING BELOW AND AGREEING TO THIS STOCK OPTION AWARD AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN.

Authorized Officer	Optionee

EXHIBIT A

IMPERIAL HOLDINGS, INC.

2010 OMNIBUS INCENTIVE PLAN

NOTICE OF STOCK OPTION EXERCISE

Your completed form should be delivered to:                     ,                     . Phone:

Fax:                     . Incomplete forms may cause a delay in processing your option exercise.

OPTIONEE INFORMATION

Please complete the following. PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME MAY BE ON YOUR STOCK CERTIFICATE.

Name:

Street Address:

City:	State:	Zip Code:

Work Phone #: (            ) -              -              Home Phone #: (            ) -              -

Social Security #:              -              -

DESCRIPTION OF OPTION(S) BEING EXERCISED

Please complete the following for each option that you wish to exercise.

Grant Date	Type of Option (specify ISO or NQSO)	Exercise Price Per Share	Number of Option Shares Being Purchased*	Total Exercise Price (multiply Exercise Price Per Share by Number of Option Shares Being Purchased)
		$		$
		$		$
		$		$
		$		$
		$		$
Aggregate Exercise Price				$

*	Must be a whole number only. Exercise of fractional Option Shares is not permitted.

A-1

METHOD OF PAYMENT OF OPTION EXERCISE PRICE

Please select only one:

☐	Cash Exercise. I am enclosing a check or money order payable to “Imperial Holdings, Inc.” for the Aggregate Exercise Price.

☐	Cashless Exercise. I am exercising the Option pursuant to the cashless exercise provisions provided for by the Company. The Company will withhold from the Shares otherwise issuable upon exercise a whole number of shares with a Fair Market Value equal to (or less than) the Aggregate Exercise Price, and will then issue the net number of remaining Shares to me. If the whole number of Shares to be withheld does not exactly equal my Aggregate Exercise Price, then I will provide the Company with a check or money order payable to “Imperial Holdings, Inc.” for the shortfall. I understand that the Company will not process my option exercise until it receives the check or money order covering the shortfall in the exercise price.

CERTIFICATE INSTRUCTIONS

Please select only one.

Name(s) in which the certificate for the purchased shares will be issued:

☐	In my name only

☐	In the names of my spouse and myself as community property

☐	In the names of my spouse and myself as joint tenants with the rights of survivorship

Spouse’s name (if applicable):

The certificate for the purchased shares should be sent to the following address (complete only if to be sent to a different address than specified in Part 1):

Street Address:

City:	State:	Zip Code:

METHOD OF SATISFYING TAX WITHHOLDING OBLIGATION

Please select only one. You do not need to complete this Part if you are exercising incentive stock options (ISOs) or if you are a non-employee director or consultant.

☐	Cash. I am enclosing a check or money order payable to “Imperial Holdings, Inc.” for the withholding tax amount.

☐	Tax Amount Request. Please notify me of the amount of withholding taxes that will be due as a result of this option exercise. I understand that, after receiving notification of the withholding tax amount, I must immediately remit to the Company a check or money order payable to “Imperial Holdings, Inc.” for that amount. I understand that the Company will not process my option exercise until it receives the check or money order covering the withholding tax amount due.

A-2

ACKNOWLEDGEMENT AND SIGNATURE

Prior to receipt of the Shares exercised in accordance with this Notice, I acknowledge that I have received a copy of the Plan and the prospectus for the Plan.

Signature:	Date:

FOR COMPANY USE ONLY:

Received by the Company on                     .

A-3